UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2004

SOUTHSIDE BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas (State or other Jurisdiction of Incorporation)	0-12247 (Commission File Number)	75-1848732 (I.R.S. Employer Identification Number)

1201 Beckham
Tyler, Texas 75710

(Address of principal executive offices)

(903) 531-7111

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principals Officers; Election of Directors; Appointment of Principal Officers

     (d) At a December 16, 2004 meeting of the Board of Directors (the “Board”) of Southside Bancshares, Inc. (the “Company”), the Board nominated and elected Melvin Lovelady to serve as a member of the Board, effective January 1, 2005, to serve until the next annual meeting of the Company’s shareholders, to be held in approximately April 2005.

     It is expected that Mr. Lovelady will be named to the Audit Committee.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

     (a) Effective December 16, 2004, the Board voted to amend Section 3.02 of the Company’s Bylaws to increase the number of directors on the Board to twelve (12) directors. A copy of the Amended and Restated Bylaws of the Company are attached hereto as an exhibit.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits.

     The following exhibits are furnished in accordance with Item 601(b) of Regulation S-K:

Exhibit No.	Description

Exhibit 3(ii)	Amended and Restated Bylaws of the Company.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHSIDE BANCSHARES, INC. (Registrant)
Date: January 10, 2005	By:	/s/ Lee R. Gibson
		Name:	Lee R. Gibson
		Title:	Executive Vice President and Chief Financial Officer